UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2020

SALISBURY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-14854	06-1514263
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5 Bissell Street, Lakeville, CT	06039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  860-435-9801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Updated Severance Agreement with Richard Cantele.  On January 24, 2020, Salisbury Bank and Trust (the “Bank”), the wholly owned subsidiary of Salisbury Bancorp, Inc. (the “Company”), and Richard Cantele, President and Chief Executive Officer of the Bank and of the Company, entered into an updated severance agreement (the “Updated Agreement”) which superseded and replaced a prior severance agreement (the “Prior Agreement”) between the parties.  The Updated Agreement renews annually for successive two-year terms and was updated to provide that in the case of a Change in Control (as defined in the Updated Agreement), the Updated Agreement’s term shall automatically be extended for twenty-four months following the date of the Change in Control.  The Prior Agreement was also updated to provide that in the event of Mr. Cantele’s involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the Updated Agreement) or Mr. Cantele’s death or disability, or a voluntary termination of employment for “good reason” (as defined in the Updated Agreement), in either case, other than on or after a Change in Control, Mr. Cantele will be entitled to a severance benefit equal to two times the greater of (i) his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination and (ii) his average annual cash bonus paid during or attributable to the two-year period immediately preceding the date of termination. Such benefit will be paid in a lump sum within 60 days following Mr. Cantele’s separation from service.  In addition, Mr. Cantele generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to Mr. Cantele’s payment of a premium portion substantially equal to the premium portion paid by executive employees of the Bank for comparable coverage.  Payment of the severance benefits will be conditioned upon the execution of a general release within 60 days of the date of termination of Mr. Cantele’s employment.  Further, the Agreement requires Mr. Cantele to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following Mr. Cantele’s separation from service.

The Prior Agreement also was updated to provide that upon a termination of employment on or after a Change in Control, whether such termination is involuntary without “cause” or voluntary for “good reason” (as each is defined in the Updated Agreement), Mr. Cantele will be entitled to a lump sum cash payment equal to three times the greater of (i) his highest annual base salary rate in effect on the date of termination or his highest annual base salary rate for the 24 month period ending on the last day of the month preceding the date of termination, and (ii) his highest annual cash bonus paid or attributable to any year in the three-year period immediately preceding the date of the Change in Control, payable within 60 days following termination.  The Bank will also provide Mr. Cantele with life insurance coverage and non-taxable medical and dental coverage, at no cost to Mr. Cantele, substantially comparable to the coverage maintained by the Bank for Mr. Cantele prior to his date of termination, for a period of three years.  In addition, Mr. Cantele will be entitled to the payment of unpaid compensation and benefits and unused vacation accrued through the date of Mr. Cantele’s termination of employment.  Mr. Cantele will also receive reimbursement for expenses incurred on behalf of the Bank prior to Mr. Cantele’s termination of employment within 60 days following his date of termination.  In all other respects, the Updated Agreement is substantially the same as the original Prior Agreement.

Severance Agreement with John M. Davies.  On January 24, 2020, the Bank and John M. Davies, President of the New York Region and Chief Lending Officer of the Bank, entered into a severance agreement which superseded and replaced his existing employment agreement (the “Severance Agreement”), to provide benefits to Mr. Davies in the event of his termination of employment for the reasons set forth in the Severance Agreement.  The Severance Agreement is effective as of January 1, 2020.  The term of the Severance Agreement is for two years, automatically renewed annually; provided, however, in the case of a Change in Control (as defined in the Severance Agreement), the Severance Agreement will automatically be extended for two years.  In the event of Mr. Davies’ involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the Severance Agreement) or his death or disability, or a voluntary termination of employment for “good reason” (as defined in the Severance Agreement), in either case, other than on or after a Change in Control, Mr. Davies will be entitled to a severance benefit equal to the greater of (i) his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination and (ii) his average annual cash bonus paid during or attributable to the two-year period immediately preceding the date of termination.  Such benefit will be paid in a lump sum within 60 days following Mr. Davies separation from service.  In addition, Mr. Davies generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to his payment of a premium portion substantially equal to the premium portion paid by executive employees of the Bank for comparable coverage.  Payment of the severance benefits will be conditioned upon Mr. Davies executing a general release within 60 days following the date of his termination of employment.  Further, the Severance Agreement requires Mr. Davies to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following his separation from service.

In the event of Mr. Davies’ involuntary termination of employment for reasons other than cause or a voluntary termination of employment for good reason occurring on or after a Change in Control, Mr. Davies will be entitled to a lump sum cash payment equal to two times the greater of (i) his highest annual base salary rate in effect on the date of termination or his average annual base salary rate for the 24 month period ending on the last day of the month preceding the date of termination, and (ii) his highest annual cash bonus paid or attributable to any year in the two-year period immediately preceding the date of the Change in Control. Such amount will be payable within 60 days following termination.  The Bank will also provide Mr. Davies with life insurance coverage and non-taxable medical and dental coverage for a period of two years, at no cost to Mr. Davies, substantially comparable to the coverage maintained by the Bank for him prior to his date of termination.  In addition, Mr. Davies will be entitled to the payment of unpaid compensation and benefits and unused vacation accrued through the date of his termination of employment.  Mr. Davies will also receive reimbursement for expenses incurred on behalf of the Bank prior to his termination of employment within 60 days following his date of termination.

Updated Change in Control Agreement with Peter Albero.  On January 24, 2020, the Bank and Peter Albero, Executive Vice President and Chief Financial Officer of the Bank and of the Company, entered into an updated change in control agreement (the “Updated CIC Agreement”) which superseded and replaced a prior change in control agreement (the “Prior CIC Agreement”) between the parties.  The Updated CIC Agreement will automatically renew for additional one-year terms, unless either party elects not to renew the Updated CIC Agreement by providing notice of non-renewal to the other party at least 30 days prior to the renewal date. The Prior CIC Agreement was updated to provide that in the event the Company or the Bank at any time during the term of the Updated CIC Agreement effects a transaction which would be a “change in control” (as defined in the Updated CIC Agreement) then the Updated CIC Agreement shall be automatically extended for 24 months following the date a change in control occurs.

The Prior CIC Agreement was also updated to provide that in the event that Mr. Albero is involuntarily terminated on or after a change in control for reasons other than “cause” (as defined in the Updated CIC Agreement) or due to his death or disability, or voluntarily terminates for “good reason” (as defined in the Updated CIC Agreement) on or after a change in control, Mr. Albero will be entitled to a lump sum cash payment equal to two times the greater of (i) his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination and (ii) one times his highest annual cash bonus paid during or attributable to the two-year period immediately preceding the date of termination. In addition, Mr. Albero would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the Updated CIC Agreement for two years. In no event may any compensation payable under the Prior CIC Agreement constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code. Payment of change in control benefits under the Updated CIC Agreement are conditioned upon Mr. Albero’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following his termination of employment. Notwithstanding any provision in the Updated CIC Agreement, Mr. Albero will serve as an employee-at-will.  In all other respects, the Updated CIC Agreement is substantially the same as the original Prior CIC Agreement.

The foregoing description of the Updated Agreement, the Severance Agreement and the Updated Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to each of these agreements attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Salisbury Bank and Trust Company Severance Agreement with Richard J. Cantele, Jr., dated January 24, 2020 and effective as of January 1, 2020

Exhibit 10.2	Form of Salisbury Bank and Trust Company Severance Agreement with John M. Davies, dated January 24, 2020 and effective as of January 1, 2020

Exhibit 10.3	Salisbury Bank and Trust Company Severance Agreement with Peter Albero, dated January 24, 2020 and effective as of January 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SALISBURY BANCORP, INC.

DATE: January 30, 2020	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr. President and Chief Executive Officer

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